Exhibit 99.1

FOR IMMEDIATE RELEASE

(All amounts in Canadian dollars)

(NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR DISSEMINATION IN THE UNITED STATES)

Tim Hortons Inc. announces $100 million refinancing of maturing debt through reopening of existing senior unsecured 7-year notes

OAKVILLE, ONTARIO, (November 25th, 2010): Tim Hortons Inc. (TSX: THI, NYSE: THI) today announced it has reopened its existing senior unsecured 7-year notes, with net proceeds intended primarily to refinance the remaining portion of its existing term debt set to mature in February 2011.

The notes are being offered on a private placement basis in reliance upon exemptions from the prospectus requirements under applicable Canadian securities legislation. The fixed annual coupon rate for the $100 million principal amount of senior unsecured notes is 4.20%. In connection with the new issue dated December 1st, the first interest payment is due June 1st, 2011.

When the notes are issued, the total principal amount of the 4.20% senior unsecured notes, series 1, will be $300 million. These notes will have semi-annual interest payments made equally, and will mature June 1st, 2017.

The offering is expected to close December 1st, 2010, with proceeds of $101,923,000 net of agent commissions, and was priced at $102.273 per $100 to yield 3.802%, or 104 basis points over the Canadian government benchmark. The debt offering was significantly oversubscribed, indicating strong market support for the Company.

“We were pleased with the strong market support for our reopening of the senior 7-year notes, and our ability to take advantage of historic low rates to refinance our maturing debt,” said Cynthia Devine, chief financial officer, Tim Hortons Inc.

The issue was offered on an agency basis by a syndicate of dealers co-led by RBC Capital Markets and Scotia Capital Inc. Other syndicate members include: J.P. Morgan Securities Canada Inc., TD Securities Inc., CIBC World Markets Inc. and BMO Nesbitt Burns Inc.

In addition to the reopening of the notes, we are currently in the process of refinancing our bank revolver facility which matures February 28, 2011. We expect to complete the new revolver facility by year-end 2010 and it is planned to be for $250 million with a 4-year term.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities in the United States or any other jurisdiction. The securities have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirement under the U.S. Securities Act and applicable state securities laws. The securities being offered have not been approved or disapproved by any Canadian or U.S. securities regulatory authority.

Safe Harbor Statement

Certain information in this news release, particularly information regarding the expected closing and use of proceeds of the offering of notes, and our intentions to refinance our bank revolver facility, constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2009 Annual Report on Form 10-K, filed March 4th, 2010, and the Quarterly Report on Form 10-Q filed August 12th, 2010 with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; continuing positive working relationships with the majority of the Company’s franchisees; there being no significant change in the Company’s ability to comply with current or future regulatory requirements; the absence of any material adverse effects arising as a result of litigation; and general worldwide economic conditions. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded restaurant chain in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, wraps, hot breakfast sandwiches and fresh baked goods, including our trademark donuts. As of November 2010, Tim Hortons had 3,649 systemwide restaurants, including 3,082 in Canada and 567 in the United States. More information about the Company is available at www.timhortons.com.

CONTACT:

Scott Bonikowsky: (905) 339-6186 or investor_relations@timhortons.com

Media: David Morelli, (905) 339-6277 or morelli_david@timhortons.com

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